CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Post-effective Amendment No. 4 to Form S-3 No. 33-96620) and related Prospectus of PMC-Sierra, Inc. for the registration of 3,010,256 shares of its common stock of our report dated January 22, 1997, with respect to the consolidated financial statements and schedule of PMC-Sierra, Inc. (formerly Sierra Semiconductor Corporation) included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                       /s/ ERNST & YOUNG LLP


San Jose, California
August 25, 1997